EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------
                             AS OF DECEMBER 31, 1998


                                                                   PERCENTAGE
                                                                   OF VOTING
                                                   JURISDICTION    SECURITIES
NAME                                             OF ORGANIZATION     OWNED
----                                             ---------------   ----------

INTRUST Bank, National Association                National Bank      100%

Will Rogers Bank                                  Oklahoma           100%

NestEgg Consulting Inc.                           Kansas             100%

INTRUST Community Development Corporation         Kansas             100%

INTRUST Capital Trust                             Delaware           100%